EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 11, 2011, relating to the consolidated financial statements of Quiksilver, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 1, 2011